UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2015

Cott Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6525 Viscount Road Mississauga, Ontario, Canada	L4V1H6

5519 West Idlewild Avenue Tampa, Florida, United States	33634
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 672-1900

                                                                                             (813) 313-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 26, 2015, Cott Corporation (the “Company”) entered into a sixth amendment (the “Credit Agreement Amendment”) to the Credit Agreement dated as of August 17, 2010, as amended, among the Company, Cott Beverages Inc., Cliffstar LLC, Cott Beverages Limited and DS Services of America, Inc., as borrowers, the other loan parties party thereto, the lenders party thereto (“Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties thereto, pursuant to which the parties agreed to certain amendments to the Credit Agreement, which amendments, among other things: (i) increase the maximum annual amount of Series A Convertible First Preferred Shares and Series B Non-Convertible First Preferred Shares issued by the Company in connection with the acquisition of DS Services of America, Inc. that may be redeemed or otherwise purchased by the Company or otherwise permit the proposed redemption or purchase; (ii) modify the sale-leaseback covenant to allow for the inclusion of properties that have been owned by certain subsidiaries of the Company for more than 180 days; and (iii) make miscellaneous other technical changes.

Certain of the Lenders and other parties to the Credit Agreement Amendment and their affiliates from time to time may provide other lending, commercial banking, underwriting, investment banking, or other advisory services to the Company and its subsidiaries for which they receive customary compensation.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information concerning the Credit Agreement Amendment set forth above in Item 1.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 26, 2015, the Company and Steven Kitching, the President of the Company’s North America Business Unit, agreed to enter into a new employment offer letter (the “Amended Offer Letter”) that would supersede his prior employment offer letter, dated February 14, 2013. The Amended Offer Letter will, among other things, (i) extend the term of Mr. Kitching’s employment through May 31, 2018 and (ii) provide for a one-time grant to Mr. Kitching under the Company’s Amended and Restated Equity Incentive Plan of a long term incentive award equivalent to U.S.$1,000,000. The incentive award will comprise the same types of grants and performance conditions as the Company’s regular incentive awards granted for the 2015-2017 performance period. In the event of a separation from the Company, Mr. Kitching will receive a cash payment in the amount equal to two weeks of his then-effective annual base salary, subject to the terms of the Amended Offer Letter.

The remaining terms of the Amended Offer Letter are consistent with Mr. Kitching’s prior employment arrangements, as described in the Company’s 2015 Definitive Proxy Statement, filed on March 26, 2015.

Item 8.01. Other Events

On May 26, 2015, the Company issued a press release announcing the offering, on a “bought deal” basis, of 14,100,000 common shares (16,215,000 common shares if the over-allotment option is exercised in full) at a price of US$9.25 per share for gross proceeds to the Company of approximately US$130,425,000 (US$149,988,750 if the over-allotment option is exercised in full). A copy of the press release is attached as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cott Corporation
(Registrant)

May 26, 2015

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 26, 2015.